Exhibit (j)(i)

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment is made on  January 3 , 2024, to the Global Custody Agreement dated June 22, 2020, as amended from time to time (“Agreement”), between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and each of the investment companies listed on Annex B to the Agreement, on behalf of itself and of each series or portfolio listed under its name on Annex B, as applicable, severally and not jointly (each “Fund”).

WHEREAS, the parties entered into the Agreement pursuant to which J.P. Morgan was appointed to provide certain custody services to each Fund;

WHEREAS, the parties desire to amend the Agreement to revise its Annex B to add MainStay MacKay Municipal Income Opportunities Fund as a new Fund under the Agreement;

WHEREAS, the parties desire to amend the Agreement to revise its Annex B to remove MainStay MacKay International Equity Fund under the Agreement; and

WHEREAS, the parties desire to amend the Agreement to revise its Annex B to reflect the name change of MainStay VP MacKay International Equity Portfolio to MainStay VP PineStone International Equity Portfolio.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby acknowledge and agree as follows:

1.	Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2.	Amendments:

Annex B of the Agreement is hereby deleted in its entirety and replaced with Annex B attached hereto.

3.

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4.

This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

5.	This Amendment shall be governed by and construed in accordance with the laws of the

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the date first written above.

THE MAINSTAY FUNDS (on behalf of each of its		JPMORGAN CHASE BANK, N.A.

relevant Funds as set forth in Annex B hereto)		By:	/s/ Matthew Leisman

By:	/s/ Kirk C. Lehneis	Name:	Matthew Leisman
Name:	Kirk C. Lehneis	Title:	Executive Director
Title:	President	Date:	January 3, 2024
Date:	January 3, 2024

MAINSTAY FUNDS TRUST (on behalf of each of		MAINSTAY MACKAY DEFINEDTERM
its relevant Funds as set forth in Annex B hereto)		MUNICIPAL OPPORTUNITIES FUND

By:	/s/ Kirk C. Lehneis	By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis	Name:	Kirk C. Lehneis
Title:	President	Title:	President
Date:	January 3, 2024	Date:	January 3, 2024

MAINSTAY VP FUNDS TRUST (on behalf of each		MAINSTAY CBRE GLOBAL
its relevant Funds as set forth in Annex B hereto)		INFRASTRUCTURE MEGATRENDS FUND

By:	/s/ Kirk C. Lehneis	By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis	Name:	Kirk C. Lehneis
Title:	President	Title:	President
Date:	January 3, 2024	Date:	January 3, 2024

MAINSTAY MACKAY MUNICIPAL INCOME
OPPORTUNITIES FUND

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President
Date:	January 3, 2024

Global Custody Agreement

Annex B

(List of Customers/Funds)

*Denotes Fund added or changed by this Amendment.

The MainStay Funds

MainStay Candriam Emerging Markets Debt Fund

MainStay Income Builder Fund

MainStay WMC Enduring Capital Fund

MainStay MacKay Convertible Fund

MainStay MacKay High Yield Corporate Bond Fund

MainStay MacKay U.S. Infrastructure Bond Fund

MainStay MacKay Tax Free Bond Fund

MainStay MacKay Strategic Bond Fund

MainStay WMC Value Fund

MainStay Money Market Fund

MainStay Winslow Large Cap Growth Fund

MainStay Funds Trust

MainStay Balanced Fund

MainStay Candriam Emerging Markets Equity Fund

MainStay Conservative Allocation Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Choice Fund

MainStay Epoch U.S. Equity Yield Fund

MainStay Floating Rate Fund

MainStay Growth Allocation Fund

MainStay MacKay California Tax Free Opportunities Fund

MainStay WMC Growth Fund

MainStay MacKay High Yield Municipal Bond Fund

MainStay WMC International Research Equity Fund

MainStay MacKay New York Tax Free Opportunities Fund

MainStay S&P 500 Index Fund

MainStay MacKay Short Duration High Yield Fund

MainStay WMC Small Companies Fund

MainStay MacKay Total Return Bond Fund

MainStay Moderate Allocation Fund

MainStay Equity Allocation Fund

MainStay Short Term Bond Fund

MainStay U.S. Government Liquidity Fund

MainStay Cushing MLP Premier Fund

MainStay CBRE Global Infrastructure Fund

MainStay CBRE Real Estate Fund

MainStay MacKay Strategic Municipal Allocation Fund

MainStay MacKay Short Term Municipal Fund

MainStay Defensive ETF Allocation Fund

MainStay Conservative ETF Allocation Fund

MainStay Moderate ETF Allocation Fund

MainStay Growth ETF Allocation Fund

MainStay Equity ETF Allocation Fund

MainStay ESG Multi-Asset Allocation Fund

MainStay Fiera SMID Growth Fund

MainStay PineStone International Equity Fund

MainStay PineStone U.S. Equity Fund

MainStay PineStone Global Equity Fund

MainStay VP Funds Trust

MainStay VP Balanced Portfolio

MainStay VP Bond Portfolio

MainStay VP CBRE Global Infrastructure Portfolio

MainStay VP Conservative Allocation Portfolio

MainStay VP Candriam Emerging Markets Equity Portfolio

MainStay VP Epoch U.S. Equity Yield Portfolio

MainStay VP Fidelity Institutional AM® Utilities Portfolio

MainStay VP Floating Rate Portfolio

MainStay VP Growth Allocation Portfolio

MainStay VP Income Builder Portfolio

MainStay VP Indexed Bond Portfolio

MainStay VP IQ Hedge Multi-Strategy Portfolio

MainStay VP Janus Henderson Balanced Portfolio

MainStay VP Wellington U.S. Equity Portfolio

MainStay VP MacKay Convertible Portfolio

MainStay VP MacKay Government Portfolio

MainStay VP Wellington Growth Portfolio

MainStay VP MacKay High Yield Corporate Bond Portfolio

MainStay VP PineStone International Equity Portfolio

MainStay VP Wellington Mid Cap Portfolio

MainStay VP S&P 500 Index Portfolio

MainStay VP Wellington Small Cap Portfolio

MainStay VP MacKay Strategic Bond Portfolio

MainStay VP Natural Resources Portfolio

MainStay VP Moderate Allocation Portfolio

MainStay VP Equity Allocation Portfolio

MainStay VP PIMCO Real Return Portfolio

MainStay VP Small Cap Growth Portfolio

MainStay VP American Century Sustainable Equity Portfolio

MainStay VP U.S. Government Money Market Portfolio

MainStay VP Winslow Large Cap Growth Portfolio

MainStay MacKay DefinedTerm Municipal Opportunities Fund

MainStay MacKay DefinedTerm Municipal Opportunities Fund (closed end fund)

MainStay CBRE Global Infrastructure Megatrends Term Fund (new name effective June 30, 2023)

MainStay CBRE Global Infrastructure Megatrends Term Fund (closed end fund)

MainStay MacKay Municipal Income Opportunities Fund*